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                                                                    EXHIBIT 11.1

                                HEARTSTREAM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF NET LOSS PER SHARE
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                                                                        Three Months Ended Sept 30    Nine Months Ended Sept 30
                                                                        ---------------------------  ----------------------------
                                                                            1996           1995          1996           1995
                                                                        ------------   ------------  -------------   ------------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,388,642)   $(1,696,769)   $(8,259,163)   $(4,660,447)
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Shares used in calculating historical net loss per share:
  Weighted average shares outstanding. . . . . . . . . . . . . . . . .   11,530,046        795,916     10,308,602        774,308
  Net effect of preferred stock issued, after giving
    effect to the conversion into common stock, at
    less than the offering price during the 12 months
    prior to the Company's filing of its initial public
    offering, calculated using the treasury stock
    method at an offering price of $13 per share,
    and treated as outstanding for all periods prior
    to the closing date of the Company's initial public
    offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --      1,235,234        135,740      1,235,234
  Net effect of stock options granted or exercised at
    less than the offering price during the 12 months
    prior to the Company's filing of its initial public
    offering, calculated using the treasury stock
    method at an offering price of $13 per share,
    and treated as outstanding for all periods prior
    to the closing date of the Company's initial
    public offering. . . . . . . . . . . . . . . . . . . . . . . . . .           --        677,627         50,062        699,002
Shares used in computation of historical net loss
  per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11,530,046      2,708,777     10,494,404      2,708,544
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Historical net loss per share. . . . . . . . . . . . . . . . . . . . .  $     (0.29)   $     (0.63)   $     (0.79)   $     (1.72)
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Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,388,642)   $(1,696,769)   $(8,259,163)   $(4,660,447)
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Shares used in calculating pro forma net loss per share:
  Weighted average shares outstanding. . . . . . . . . . . . . . . . .   11,530,046        795,916     10,308,602        774,308
  Weighted average common shares giving effect to
    the conversion of preferred stock into common
    for all periods subsequent to issuance . . . . . . . . . . . . . .           --      6,190,341        680,258      5,456,001
Net effect of preferred stock issued, after giving effect
  to the conversion into common stock, at less than
  the offering price during the 12 months prior to
  the Company's filing of its initial public offering,
  calculated using the treasury stock method at an
  offering price of $13 per share, and treated as
  outstanding for all periods prior to issuance. . . . . . . . . . . .           --             --             --        366,332
Net effect of stock options granted or exercised at
  less than the offering price during the 12 months
  prior to the Company's filing of its initial public
  offering, calculated using the treasury stock
  method at an offering price of $13 per share,
  and treated as outstanding for all periods
  prior to the closing date of the Company's initial
  public offering. . . . . . . . . . . . . . . . . . . . . . . . . . .           --        677,627         50,062        699,002
Shares used in computation of pro forma net loss
  per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11,530,046      7,663,884     11,038,922      7,295,643
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Pro forma net loss per share . . . . . . . . . . . . . . . . . . . . .       $(0.29)        $(0.22)        $(0.75)        $(0.64)
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